Exhibit 5.1

1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, OK 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875

June 16, 2020

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74132

Ladies and Gentlemen:

We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the underwritten public offering of 29,900,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which includes the exercise in full by the Underwriters (as defined below) of their option to purchase up to 3,900,000 additional shares of Common Stock, pursuant to the underwriting agreement dated June 11, 2020 (the “Underwriting Agreement”) between the Company and Barclays Capital Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”). The Shares are being offered and sold under a registration statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2017 (File No. 333-219186) (the “Registration Statement”), including (i) the base prospectus dated July 6, 2017, included in the Registration Statement (the “Base Prospectus”); (ii) the preliminary prospectus supplement in the form filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on June 11, 2020 (the “Preliminary Prospectus Supplement”); and (iii) the final prospectus dated June 11, 2020, in the form filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on June 15, 2020 (the “Final Prospectus Supplement,” and collectively with the Preliminary Prospectus Supplement and the Base Prospectus, the “Prospectus”).

As such counsel, we have examined originals or copies of the Underwriting Agreement, the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-laws and other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

ONEOK, Inc. June 16, 2020 Page 2

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents supplied to us as originals, the conformity to the originals of all documents supplied to us as copies and the authenticity of the originals of such copies.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Our opinions expressed herein are subject to the following qualifications:

(i)    Our opinions are limited to the laws of the State of Oklahoma, and we do not express any opinion as to the laws of any other jurisdiction, including without limitation the federal laws of the United States;

(ii)    The opinions herein are limited to the matters expressly set forth in this letter, and no opinions are implied or may be inferred beyond the matters expressly so stated; and

(iii)    The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ GableGotwals